AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (the “Agreement”) is made and entered into as of June 9, 2016 (the “Effective Date”), and amends and restates, in its entirety, that certain Share Subscription Agreement (“Prior Agreement”) made and entered into as of November 20, 2015, by and between Boston Carriers, Ltd., a Marshall Islands company, of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the “Predecessor”), and YP Holdings, LLC, a Texas limited liability company, of 6002 Costera Lane, Dallas, Texas (“Subscriber”).

Recitals

A.                       The Prior Agreement was previously amended on January 1, 2016 to replace the Predecessor with Boston Carriers, Inc. (f/k/a Integrated Inpatient Solutions, Inc.), then a Nevada corporation but presently a Marshall Islands corporation (the “Company”), as the issuer of the 200 Series A Preference Shares, 100 of which were to be sold and 100 of which were to be issued as a commitment fee (collectively, the “Preference Shares”).

B.                       The parties wish to have the Company issue a convertible promissory note in the principal face value of $3,000,000 (the “Note”) in lieu of issuing the Preference Shares to the Subscriber.

C.                        The parties desire that, upon the terms and subject to the conditions herein, Subscriber will acquire the Note; and

D.                       The offer and issue of the Note provided for herein are being made pursuant to Section 4(a)(2) and/or Regulation S under the Act.

Agreement

In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Subscriber agree as follows:

I.                         Definitions. In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined herein have the meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit 1.

II.	Subscription.

A.                       Subscription Amount. Subject to the terms and conditions herein and the satisfaction of the conditions to the Closing set forth below, Company hereby issues to Subscriber, and Subscriber hereby subscribes for, the Note, a form of which is attached hereto as Exhibit 2. The Company acknowledges receipt of the Subscription Amount, as such term was defined in the Prior Agreement, and that there is no further consideration required hereunder except for the Subscriber’s agreement to accept the Note in lieu of the Preference Shares as provided by the Prior Agreement. In the event of a conflict between the terms of the Note and the terms of this Agreement, the terms of the Note shall control.

B.                       Deliveries. The following documents will be fully executed and delivered on the Effective Date:

1.	This Agreement; and

2.	The Note, in the form attached hereto as Exhibit 2;

III.	Conditions. Notwithstanding any other provision, as a condition precedent to effectiveness of this Agreement, all of the following conditions must be satisfied on the Effective Date:

1.                       All documents, instruments and other writings required to be delivered by Company to Subscriber pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been fully executed and delivered, including without limitation those enumerated in Section II.B above;

2.                       The representations and warranties of Company and Subscriber set forth in this Agreement are true and correct in all material respects as if made on such date;

3.                       There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in any Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be in progress, pending or, to Company’s knowledge threatened, by any person other than Subscriber or any Affiliate of Subscriber, that seek to enjoin or prohibit the transactions contemplated by this Agreement; and

4.                       Any rights of first refusal, preemptive rights, rights of participation, or any similar right to participate in the transactions contemplated by this Agreement have been waived in writing.

B.                                Closing and Payment. The “Closing” shall occur on the Effective Date, immediately when all conditions set forth in Section II.C have been fully satisfied; on such date, (a) Subscriber will execute and deliver this Agreement to the Company; and (b) Company will deliver to Subscriber by reputable overnight courier, to Subscriber’s address first stated above, immediately upon receipt of the signed Agreement from the Subscriber, the Note and the other deliverables set forth in Section II. B. above.

IV.	Representations and Warranties. The Company represents and warrants that it is a publicly reporting company with the Commission. Company hereby represents and warrants to, and as applicable covenants with, Subscriber as of the Closing:

1.                       Organization and Qualification. Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.                       Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by

Company other than the filing of the Certificate of Designations. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law. Neither Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

3.                       No Conflicts. The execution, delivery and performance of the Transaction Documents by Company, the issuance of the Note and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.                       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which could adversely affect or challenges the legality, validity or enforceability of any of the Transaction Documents or the Note. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5.                       Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than any required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6.                       Disclosure; Non-Public Information. Company will disclose all material terms of this Agreement and the transactions contemplated hereby in a filing with the Commission on Form 8-K no later than 4 Trading Days following the Effective Date. Notwithstanding any other provision, except with respect to information that must be, and only to the extent that it actually is, timely publicly disclosed by Company pursuant to the foregoing sentence, neither Company nor any other Person acting on its behalf has provided Subscriber or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto. No information contained in the Disclosure Schedules constitutes material non-public information. There is no adverse material information regarding Company that has not been publicly disclosed prior to the Effective Date. Company understands and confirms that Subscriber will rely on the foregoing representations and covenants in effecting transactions in securities of Company. All disclosure provided to Subscriber regarding Company, its business and the transactions contemplated hereby, including without limitation the Disclosure Schedules, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

7.                       No Integrated Offering, Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

8.                       Financial Condition. The Public Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments, and any default with respect to any Indebtedness. Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt.

9.                       No Material Misstatement. No representation or warranty or other statement made by Company in the Public Reports or any Transaction Document contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate the registration requirements under Section 5 of the Act or other federal or state securities laws or regulations.

10.                  Investment Company. Company is not, and is not an Affiliate of, and immediately after issuance of the Note, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

11.                  Capitalization. The capitalization of Company is as described in Company’s most recently filed Public Report and Company has not issued any share capital since such filing. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied. Except as a result of the subscription for the Note, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional Common Shares or securities convertible into or exercisable for Common Shares. The issuance of the Note will not obligate Company to issue Common Shares or other securities to any Person, other than Subscriber, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares in the capital of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in Section II.D.3 above, no further approval or authorization of any shareholder, the Board of Directors of Company or others is required for the issuance of the Note. There are no shareholder agreements, voting agreements or other similar agreements with respect to Company’s share capital to which Company is a party or, to the knowledge of Company, between or among any of Company’s shareholders.

12.                 Subsidiaries. All of the direct and indirect subsidiaries of Company are set forth in the Public Reports or the corresponding section of the Disclosure Schedules. Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens. All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

13.                  Public Reports; Financial Statements. Company has filed all required Public Reports for the one year preceding the Effective Date. As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

14.                  Material Changes. Except as specifically disclosed in the Public Reports, (a) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares in the capital of the Company, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. Company does not have pending before the Commission any request for confidential treatment of information.

15.               Litigation. There is no Action pending or, to the knowledge of the Company, threatened, which could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any Subsidiary, nor to the knowledge of Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation by the Commission involving Company or any current or former director or officer of Company.

16.                  Labor Relations. No material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which could reasonably be expected to result in a Material Adverse Effect.

17.                  Compliance. Neither Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

18.                  Regulatory Permits. Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports and as currently being conducted, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

19.                  Title to Assets. Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which Company and each Subsidiary are in compliance.

20.                  Patents and Trademarks. Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have could have a Material Adverse Effect (collectively, “Intellectual Property Rights”). Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.

21.                  Insurance. Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to the Subscription Amount. To Company’s knowledge, such insurance contracts and policies are accurate and complete in all material respects. Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost that would constitute a Material Adverse Effect.

22.                  Transactions With Affiliates and Employees. Except as set forth in the Public Reports, none of the officers or directors of Company and, to the knowledge of Company, none of the employees of Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of Company.

23.                  Certain Fees. No brokerage or finder’s fees or commissions are or will be payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Notwithstanding any other provision, Subscriber will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

24.                  Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(g) of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Public Reports, Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Shares are or have been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

25.                 Application of Takeover Protections. Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Subscriber as a result of Subscriber and Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation Company’s issuance of the Note and Subscriber’s ownership of the Note.

26.                  Tax Status. Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes). Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statute or local tax. None of Company’s tax returns is presently being audited by any taxing authority. Company would not be classified as a PFIC for its most recently completed taxable year, and does not expect to be classified as a PFIC for its current taxable year.

27.                  Foreign Corrupt Practices. Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

28.                  Accountants and Lawyers. Company’s accountants are set forth in the Public Reports and such accountants are an independent registered public accounting firm. There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company.

29.                  Offshore Transaction. Company is a foreign private issuer, as defined in Rule 405 under the Act. Company has not, and will not, engage in any directed selling efforts, as defined in Regulation S, in the United States in respect of any of the Note. Company is offering and selling the Note only in offshore transactions, in accordance with Regulation S. Company and its Affiliates have complied, and will comply, with the offering restrictions requirements of Regulation S. Company has only offered, and will only offer, the Note to Subscriber.

30.                  Acknowledgments Regarding Subscriber. Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives, and Company acknowledges and agrees that:

a.                     Subscriber is not, has never been, and as a result of the transactions contemplated by the Transaction Documents will not become an officer, director, insider, control person, to Company’s knowledge 10% or greater shareholder, or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act;

b.                       Subscriber is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby;

c.                     Subscriber does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section III.C below; and

d.                   Subscriber is not acting as a legal, financial, accounting or tax advisor to Company, or fiduciary of Company, or in any similar capacity, with respect to this Agreement and the transactions contemplated hereby. Any statement made by Subscriber or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Subscriber’s subscription for the Note.

B.                       Representations and Warranties of Subscriber. Subscriber hereby represents and warrants as of the Closing as follows:

1.                       Organization; Authority. Subscriber is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Subscriber of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Subscriber. Each Transaction Document, to which it is a party has been, or will be, duly executed by Subscriber, and when delivered by Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of subscriber, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2.                       Subscriber Status. Subscriber certifies that Subscriber is not, and was not at the time Subscriber was offered the Note, a U.S. Person, and is not acquiring the Note for the account or benefit of any U.S. Person. Subscriber agrees not to resell the Note and only to resell the Common Shares it may acquire upon conversion of the Note in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration. Subscriber agrees not to engage in hedging transactions with regard to the Common Shares unless in compliance with the Act.

3.                       Experience of Subscriber. Subscriber is an accredited investor, as defined in Rule 501(a) under the Act. Subscriber is acquiring the Note as principal for its own account, in the ordinary course of its business. Subscriber, either alone or together with Subscriber’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. Subscriber is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

4.                       No Short Sales. Subscriber (a) does not hold any short position in, (b) has not engaged in any Short Sales of, and (c) has not participated in any hedging transactions involving, the Common Shares prior to the Effective Date.

V.	Securities and Other Provisions.

A.                       Subscriber Due Diligence. Subscriber will have the right and opportunity to conduct customary due diligence with respect to any Registration Statement or Prospectus in which the name of Subscriber or any Affiliate of Subscriber appears.

B.                       Furnishing of Information. As long as Subscriber owns the Note, Company covenants to use its reasonable best efforts to timely file, or obtain extensions in respect thereof and file within the applicable grace period, all reports required to be filed by Company after the Effective Date pursuant to the Exchange Act or, to the extent not then registered under the Exchange Act, the alternative reporting guidelines of OTC Markets Group, Inc. or its successor.

C.                        Disclosure and Publicity. Company will notify Subscriber prior to issuing any current report, press release, public statement or communication with respect to the transactions contemplated hereby.

D.                      Shareholders Rights Plan. No claim will be made or enforced by Company or, to the knowledge of Company, any other Person that Subscriber is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by Company, or that Subscriber could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Note under the Transaction Documents or under any other agreement between Company and Subscriber. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

E.                        No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Subscriber or its agents or counsel with any information that Company believes or reasonably should believe constitutes material non-public information. On and after the Effective Date, neither Subscriber nor any Affiliate of Subscriber will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the shareholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Subscriber will be relying on the foregoing in effecting transactions in securities of Company.

F.	Indemnification of Subscriber.

1.                       Obligation to Indemnify. Subject to the provisions of this Section IV.F, Company will indemnify and hold Subscriber, its Affiliates, and each of their directors, officers, shareholders, partners, employees, agents and attorneys, and any person who controls Subscriber within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Subscriber Parties” and each a “Subscriber Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Subscriber Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Subscriber Party, or any of them or their respective Affiliates, by any shareholder of Company who is not an Affiliate of a Subscriber Party, with respect to any of the transactions contemplated by the Transaction Documents, (c) any untrue statement or alleged untrue statement of a material fact contained in any filing or public statement made by Company, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (d) any Subscriber Party becoming involved in any capacity in any proceeding by or against any Person who is a shareholder of Company, as a result of Subscriber’s acquisition of the Note under this Agreement.

2.                       Procedure for Indemnification. If any action will be brought against a Subscriber Party in respect of which indemnity may be sought pursuant to this Agreement, such Subscriber Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Subscriber Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of Subscriber Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Subscriber Parties such that it would be inappropriate for one counsel to represent Company and Subscriber Parties. Company will not be liable to Subscriber Parties under this Agreement (i) for any settlement by a Subscriber Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Subscriber’s breach of any of the representations, warranties, covenants or agreements made by Subscriber in this Agreement or in the other Transaction Documents. In no event shall the Company be liable for the reasonable fees and expenses for more than one separate firm of attorneys (plus local counsel as applicable) to represent all Subscriber Parties.

3.                       Other than the liability of Subscriber to Company for uncured material breach of the express provisions of this Agreement, no Subscriber Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Note under this Agreement.

G.                       Reservation of Common Shares. Company shall at all times maintain a reserve from its duly authorized Common Shares for issuance pursuant to the Transaction Documents authorized Common Shares in an amount equal to thrice the number of shares sufficient to immediately issue all Common Shares potentially issuable upon any conversion of the Note at such time.

H.                      Activity Restrictions. For so long as Subscriber or any of its Affiliates holds the Note, neither Subscriber nor any Affiliate will: (i) vote any Common Shares owned or controlled by it, sign or solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Shares or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) causing a class of securities of Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

I.                          No Shorting. For so long as Subscriber holds the Note, Subscriber will not engage in or effect, directly or indirectly, any Short Sale of Company’s share capital.

J.                          Share Splits. If Company at any time on or after the Effective Date subdivides (by any share split, share dividend, recapitalization or otherwise) or combines (by combination, reverse share split or otherwise) one or more classes of its outstanding Common Shares into a greater or lesser number of shares, the share numbers and prices set forth in the Note, as in effect immediately prior to such subdivision or combination, will be proportionately reduced or increased, as applicable, effective at the close of business on the date the subdivision or combination becomes effective.

K.                       Restrictions and Legends. The Note has not been registered under the Act and may not be offered or sold in the United States unless registered or an exemption from registration is available. Resales of any of the Note by Subscriber must be made in accordance with Regulation S, the registration requirements of the Act or an exemption therefrom. The offer and issue of the Note to Subscriber is not made to a U.S. person or for the account or benefit of a U.S. person. Company is required to refuse to register any transfer of the Note not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration. Upon the issuance thereof, and only until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing the Note will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS UNDER THE ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATIONS UNDER THE ACT.

If Subscriber confirms the accuracy of its representations in Section III.C.2 above, any Common Shares issued to Subscriber more than 40 days after the Effective Date shall be issued as DWAC Shares.

L.                        Share Conversions. Subscriber may convert a portion or all of the principal amount of the Note at any time after the Effective Date, from time to time, at its sole and absolute discretion. Company acknowledges that Subscriber’s conversion of Note may result in substantial dilution. Company’s absolute obligation to issue Common Shares to Subscriber upon conversion of Note is an independent covenant, and any breach or alleged breach of any provision of any Transaction Document by any person shall not excuse performance of such obligation.

VI.	General Provisions.

A.                       Notice. Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are such other address as may be designated in writing, in the same manner, by such Person.

B.                       Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Subscriber or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C.                        No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section IV.J.

D.                      Fees and Expenses. Company has paid a flat rate documentation fee to Subscriber’s counsel incurred in connection with drafting this Agreement and the other Transaction Documents. Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Company acknowledges and agrees that Subscriber’s counsel solely represents Subscriber, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. Company will pay all stamp and other taxes and duties levied in connection with the issue of the Note, if any.

E.                        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

F.                        Replacement of Certificates. If any certificate or instrument evidencing the Note is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

G.                       Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas. Each of the Company and Subscriber (i) hereby irrevocably submits to the exclusive jurisdiction and venue of the courts (both state and federal) located in Dallas County, Texas, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. EACH PARTY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT..

H.                      [Intentionally omitted.]

I.                          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Subscriber and Company will be entitled to specific performance under the Transaction Documents, and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under federal and state securities laws.

J.                          Payment Set Aside. To the extent that Company makes a payment or payments to Subscriber pursuant to any Transaction Document or Subscriber enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

K.                       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof

L.                        Time of the Essence. Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

M.                     Survival. The representations and warranties contained herein will survive the Closing and the delivery of the Note until the entirety of the Note issued to Subscriber or any Affiliate has been converted or repaid.

N.                       Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in any Transaction Document are to U.S. dollars.

O.                      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

P. Entire Agreement. This Agreement, including the Exhibits hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

Company:

BOSTON CARRIERS, INC.

By: /s/ Antonios Bertsos Name: Antonios Bertsos Title: CEO

Subscriber:

YP HOLDINGS, LLC

By: /s/ Michael W. Yurkowsky Name: Michael W. Yurkowsky

Title: Manager

Exhibit 1

Glossary of Defined Terms

"$" refers to the lawful currency of the United States of America.

“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Action” has the meaning set forth in Section III.A.4.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.

“Agreement” means this Share Subscription Agreement.

“Closing” has the meaning set forth in Section II.D.

“Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m. Eastern time, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” means the Common Shares of Company and any replacement or substitute thereof, or any share capital into which such Common Shares will have been changed or any share capital resulting from a reclassification of such Common Shares and includes the Common Shares issuable upon conversion of the Preference Shares.

“Company” has the meaning set forth in this Agreement.

“Disclosure Schedules” means the disclosure schedules of Company delivered concurrently herewith. The Disclosure Schedules will contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“DWAC Shares” means all Common Shares issued or issuable to Subscriber or any Affiliate, successor or assign of Subscriber pursuant to any of the Transaction Documents, all of which will be (a) issued in electronic form, (b) freely tradable and without restriction on resale, and (c) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function.

“Equity Conditions” has the meaning set forth in the Certificate of Designations.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Effective Date” has the meaning set forth in the first paragraph of the Agreement.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000, other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company’s balance sheet, or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” has the meaning set forth in Section III.B.10.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” includes any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, or (b) the results of operations, assets, business, or financial condition of Company and the Subsidiaries, taken as a whole, which is not disclosed in the Public Reports prior to the Effective Date, or (c) a Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Permits” has the meaning set forth in Section III.B.8.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.

"PFIC" means a passive foreign investment company, within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended,

“Public Reports” includes all reports required to be filed by Company under the Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date and thereafter.

“Regulation S” means Regulation S promulgated under the Act.

“Short Sale” means a “short sale” as defined in Rule 200 of Regulation SHO of the Exchange Act.

“Subscriber” has the meaning set forth in the first paragraph of the Agreement.

“Subscription Amount” has the meaning set forth in Section II.A.1.

“Subsidiary” means any Person Company owns or controls, or in which Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Trading Day” means any day on which the Common Shares are traded on the Trading Market; provided that it will not include any day on which the Common Shares are (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means NASDAQ or whatever is at the time the principal U.S. trading exchange or market for the Common Shares, excluding OTC Pink Limited Information or below. All Trading Market data shall be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

“Transaction Documents” means this Agreement, the other agreements, certificates and documents referenced herein or the form of which is attached hereto, and the exhibits, schedules and appendices hereto and thereto.

“Transfer Agent” means the Company’s current transfer agent, or any successor transfer agent for the Common Shares.

“U.S. Person” has the meaning given by Rule 902(k) of Regulation S.

Exhibit 2

Form of Note